Exhibit 5.17

[LETTERHEAD OF MEYER, UNKOVIC & SCOTT LLP]

May 20, 2016

Center for Behavioral Health-HA, LLC

Center for Behavioral Health-PA, LLC

Discovery House-BC, LLC

Discovery House-CC, LLC

Discovery House-CU, LLC

Discovery House-HZ, LLC

Discovery House, LLC

Discovery House Monroeville, LLC

Discovery House-NC, LLC

Southwood Psychiatric Hospital, LLC

White Deer Realty, LLC

White Deer Run, LLC

6100 Tower Circle, Suite 1000

Franklin, TN 37067

Re:	Opinion of Special Counsel to Pennsylvania Guarantors

Ladies and Gentlemen:

We have acted as special local counsel in the Commonwealth of Pennsylvania (the “Commonwealth”) to:

•	Center for Behavioral Health-HA, LLC, a Pennsylvania limited liability company (“HA Center”);

•	Center for Behavioral Health-PA, LLC (“PA Center”);

•	Discovery House-BC, LLC (“BC Discovery”)

•	Discovery House CC, LLC (“CC Discovery”)

•	Discovery House-CU, LLC (“CU Discovery”)

•	Discovery House-HZ, LLC (“HZ Discovery”)

•	Discovery House, LLC, a Pennsylvania limited liability company (“Discovery House”);

•	Discovery House Monroeville, LLC (“Monroeville House”);

•	Discovery House-NC, LLC, a Pennsylvania limited liability company (“NC House”);

•	Southwood Psychiatric Hospital, LLC, a Pennsylvania limited liability company (“Southwood”);

•	White Deer Realty, LLC, a Pennsylvania limited liability company (“White Deer Realty”); and

•	White Deer Run, LLC, a Pennsylvania limited liability company (“White Deer Run”)

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(collectively, the “Pennsylvania Guarantors”), in connection with the proposed guarantee from each of the Pennsylvania Guarantors, along with the other guarantors under the Indenture (as hereinafter defined) of $390,000,000 in aggregate principal amount of 6.500% Senior Notes due 2024 (the “Exchange Notes”) to be issued by Acadia Healthcare Company, Inc., a Delaware corporation (the “Company”), in connection with an exchange offer to be made pursuant to a Registration Statement on Form S-4 (such Registration Statement, as supplemented or amended, is hereinafter referred to as the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) on or about May 20, 2016, under the Securities Act of 1933, as amended (the “Securities Act”). The Exchange Notes and the Exchange Guarantees (as hereinafter defined) are to be issued pursuant to an Indenture, dated as of February 16, 2016, among the Company, the guarantors named therein and U.S. Bank National Association, as trustee (the “Indenture”). The obligations of the Company under the Exchange Notes will be guaranteed by the Pennsylvania Guarantors (the “Exchange Guarantees”), along with other guarantors under the Indenture. The Exchange Notes are subject to a registration rights agreement dated February 16, 2016 (the “Registration Rights Agreement”).

In connection with issuing this opinion letter, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the following documents:

1.	A Certificate of Good Standing dated April 27, 2016, issued by the Secretary of the Commonwealth with respect to HA Center;

2.	A Certificate of Good Standing dated April 27, 2016, issued by the Secretary of the Commonwealth with respect to PA Center;

3.	A Certificate of Good Standing dated April 27, 2016, issued by the Secretary of the Commonwealth with respect to BC House, LLC;

4.	A Certificate of Good Standing dated April 27, 2016, issued by the Secretary of the Commonwealth with respect to CC House, LLC;

5.	A Certificate of Good Standing dated April 27, 2016, issued by the Secretary of the Commonwealth with respect to CU House, LLC;

6.	A Certificate of Good Standing dated April 27, 2016, issued by the Secretary of the Commonwealth with respect to HZ House, LLC;

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7.	A Certificate of Good Standing dated April 27, 2016, issued by the Secretary of the Commonwealth with respect to Discovery House;

8.	A Certificate of Good Standing dated April 27, 2016, issued by the Secretary of the Commonwealth with respect to Monroeville House;

9.	A Certificate of Good Standing dated April 27, 2016, issued by the Secretary of the Commonwealth with respect to NC House;

10.	A Certificate of Good Standing dated April 27, 2016, issued by the Secretary of the Commonwealth with respect to Southwood;

11.	A Certificate of Good Standing dated April 27, 2016, issued by the Secretary of the Commonwealth with respect to White Deer Realty;

12.	A Certificate of Good Standing dated April 27, 2016, issued by the Secretary of the Commonwealth with respect to White Deer Run;

13.	The certificate of organization and all amendments thereto of HA Center, certified by the Secretary of the Commonwealth on January 15, 2016;

14.	The certificate of organization and all amendments thereto of PA Center, certified by the Secretary of the Commonwealth on January 15, 2016;

15.	The certificate of organization and all amendments thereto of BC Discovery, certified by the Secretary of the Commonwealth on January 15, 2016;

16.	The certificate of organization and all amendments thereto of CC Discovery, certified by the Secretary of the Commonwealth on January 15, 2016;

17.	The certificate of organization and all amendments thereto of CU Discovery; certified by the Secretary of the Commonwealth on January 15, 2016;

18.	The certificate of organization and all amendments thereto of HZ Discovery, certified by the Secretary of the Commonwealth on January 15, 2016;

19.	The certificate of organization and all amendments thereto of Discovery House, certified by the Secretary of the Commonwealth on January 15, 2016;

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20.	The certificate of organization and all amendments thereto of Monroeville House, certified by the Secretary of the Commonwealth on January 15, 2016;

21.	The certificate of organization and all amendments thereto of NC House, certified by the Secretary of the Commonwealth on January 15, 2016;

22.	The certificate of organization and all amendments thereto of Southwood, certified by the Secretary of the Commonwealth on January 15, 2016;

23.	The certificate of organization and all amendments thereto of White Deer Realty, LLC, certified by the Secretary of the Commonwealth on February 2, 2016;

24.	The certificate of organization and all amendments thereto of White Deer Run, LLC, certified by the Secretary of the Commonwealth on February 2, 2016;

25.	The resolutions of the Guarantors under the Indenture authorizing the issuance of the Exchange Guarantees;

26.	The Indenture;

27.	The Registration Statement;

28.	The Registration Rights Agreement;

29.	The form of the Exchange Note; and

30.	The form of the Exchange Guarantee.

Items 1 through 25 above are collectively referred to as the “Organizational Documents” and Items 26 through 30 above are collectively referred to as the “Transaction Documents.” Except as to the documents delineated above, we have not reviewed, and express no opinion as to any other instrument or document referred to in the Organizational Documents or the Transaction Documents, and we express no opinion with respect to the Organizational Documents or the Transaction Documents except for those expressly set forth below. In such examination, we have assumed the genuineness of all signatures by each party, the authority of each person or person who executed any document on behalf of another person or entity, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photo static copies and the authenticity of the originals of such latter documents. We have assumed that each of the Organizational Documents and the Transaction Documents has not been amended subsequent to its respective date, and that

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there has been no change in any of the matters set forth in the resolutions of each of the Pennsylvania Guarantors. We express no opinion regarding the enforceability of the Transaction Documents against any party thereto, including the Pennsylvania Guarantors. As to all questions of fact material to this opinion letter, we have relied upon certificates found in Items 1 through 24 above of officers and representatives of the Pennsylvania Guarantors and the Company and upon the representations and warranties of the Pennsylvania Guarantors and the Company regarding issues of fact contained in the Organizational Documents and the Transaction Documents.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

A.	The Pennsylvania Guarantors are limited liability companies, each duly formed, validly existing and in good standing under the laws of the Commonwealth, as evidenced by the Good Standing Certificates listed in Items 1 through 12 above issued by the Commonwealth, for each of the Pennsylvania Guarantors;

B.	The Pennsylvania Guarantors have the power and authority to enter into and perform their obligations under the Indenture and the Exchange Guarantees;

C.	The Pennsylvania Guarantors have duly authorized, executed and delivered the Indenture and have duly authorized the Exchange Guarantees;

D.	To our knowledge, the execution and delivery of the Indenture and the Exchange Guarantees by the Pennsylvania Guarantors and the performance by the Pennsylvania Guarantors of their obligations under the Indenture and the Exchange Guarantees do not and will not conflict with or constitute or result in a breach or default under or any violation of their Organizational Documents nor result in any violation of any law of the Commonwealth applicable to the Pennsylvania Guarantors that in our experience is customarily applicable to transactions of the nature contemplated by the Indenture and the Exchange Guarantees.

E.	No consent, approval, authorization or order of any Commonwealth court or governmental authority of the Commonwealth was required in connection with the execution and delivery of the Indenture or is required for the issuance by the Pennsylvania Guarantors of the Exchange Guarantees.

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The opinions expressed herein are limited to the laws of the Commonwealth (other than state blue sky securities and usury laws, as to which we express no opinion). We render no opinion herein whatsoever regarding: (i) the compliance with, or any governmental or regulatory filing, approval, authorization, license or consent required by or under any (A) health or environmental law, (B) antitrust law, (C) federal securities law, (D) taxation law, (E) worker health or safety, subdivision, building code, use and occupancy, zoning, or permitting or land use matter, (F) patent, trademark or copyright law (including, but not limited to, any filings and registrations of any patent, trademark or copyright with any governmental authority), or (G) labor or employment law (including, but not limited to, pension and employee benefit law, rule or regulation); or (ii) the compliance or noncompliance of any real estate, personal property or business operations of the Pennsylvania Guarantors with federal, state or local laws, statutes, ordinances, rules or regulations; or (iii) any law other than those of the Commonwealth now in effect, to the matters set forth herein and as of the date hereof. We assume no obligation to revise or supplement the opinions set forth in this letter should any such law be changed by legislative action, judicial decision or otherwise or to reflect any facts or circumstances which may hereafter come to our attention.

This opinion letter is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein. This opinion letter is not a guaranty and should not be construed or relied on as such.

As used in this letter “knowledge” means, without investigation, analysis, or review of court or other public records or our files or other inquiry to determine the existence or absence of facts, and in addition with respect to this law firm, means the actual current awareness of facts or other information by lawyers in this firm engaged for this matter of factual matters such lawyers recognize as being relevant to this opinion.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.17 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Meyer, Unkovic & Scott LLP